UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2011

GREATBATCH, INC.
 (Exact name of registrant as specified in its charter)

Delaware	1-16137	16-1531026
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10000 Wehrle Drive, Clarence, New York	14031
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (716) 759-5600

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

Greatbatch, Inc. has sold its minority investment in IntElect Medical, Inc. (“IntElect”) in conjunction with Boston Scientific Corp.’s acquisition of IntElect announced on January 5, 2011. As previously disclosed, the Company obtained its ownership interest in IntElect through its acquisition of BIOMEC, Inc. in 2007 and two subsequent additional investments. The Company expects to receive approximately $10 million in cash proceeds and to recognize a pre-tax gain of approximately $4.7 million in the first quarter of 2011 in connection with this transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: January 5, 2011

GREATBATCH, INC.

By: /s/ Thomas J. Mazza
Thomas J. Mazza
Senior Vice President & Chief Financial Officer